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         9                  AT&T CAPITAL CORPORATION



                                SUPPORT AGREEMENT

                  SUPPORT AGREEMENT ("Agreement"), dated as of the 9th day of February, 1998, between NEWCOURT CREDIT GROUP INC., an Ontario corporation ("Newcourt"), and AT&T CAPITAL CORPORATION, a Delaware corporation ("Capital").

                              W I T N E S S E T H:

                  WHEREAS, Newcourt directly or indirectly owns at least a majority of the outstanding voting common stock of Capital;

                  WHEREAS, Capital plans from time to time to incur, assume or guarantee Debt (as defined below) and has heretofore incurred, assumed or guaranteed Debt, including Debt that is currently outstanding; and

                  WHEREAS, Newcourt and Capital desire to provide certain agreements as to the stock ownership and net worth of Capital and the availability of funds to Capital in conjunction with the incurrence, assumption or guarantee of Debt by Capital and the ownership or continued ownership of currently outstanding Debt of Capital by the holders thereof;

                  WHEREAS, in conjunction with the execution and delivery of this Agreement, certain outstanding indebtedness for borrowed money of Newcourt is being guaranteed by Capital;

                  NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. For the purposes of this Agreement, the following terms shall have the definitions assigned to them below:

                  (a) "Debt" shall mean (i) any indebtedness for borrowed money incurred by Capital from any Person and (ii) indebtedness for borrowed money of any Person to another Person assumed or guaranteed by Capital; provided that neither of the following shall constitute Debt for purposes of this Agreement:
(x) any indebtedness for borrowed money incurred, assumed or guaranteed from time to time by Capital which indebtedness (or, in the case of a guaranty thereof, such guaranty), by the terms of the instruments evidencing such indebtedness (or guaranty) or any indenture or similar instrument relating thereto, is not entitled to the benefit of this Agreement; and (y) any indebtedness for borrowed money (howsoever arising, including without limitation by way of securitization or syndication transactions) incurred, assumed or guaranteed from time to time by Capital which indebtedness (or, in the case of a guaranty thereof, such guaranty) is secured by a pledge, mortgage, security interest or lien on, or payable solely from the income and proceeds of, any property (including, without limiting the generality of such term, any shares of stock, other equity


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interests, debt, intangible assets or tangible assets) of Capital or any direct or indirect subsidiary thereof and which indebtedness (or guaranty) is not a general obligation of Capital.

                  (b) "Person" shall mean any individual, corporation, partnership, trust, association or other entity of any kind.

                  2. Stock Ownership. At all times while this Agreement is in effect, Newcourt (i) will directly or indirectly own and hold the legal title to and beneficial interest in a majority of the outstanding shares of capital stock of Capital having voting power for the election of members of the Board of Directors of Capital (other than shares having such power only by reason of the occurrence of a contingency) and (ii) will not directly or indirectly sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such majority shares of capital stock except, in the case of either clause (i) or (ii), to the extent required to dispose of any such majority shares of capital stock pursuant to a court decree or order of any governmental authority which, in the opinion of the general counsel of or outside counsel to Newcourt, more likely than not may not be successfully challenged.

                  3. Maintenance of Tangible Net Worth. At all times while this Agreement is in effect, Newcourt will cause Capital and its subsidiaries to have a consolidated tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied as in effect from time to time and reflected in the consolidated balance sheet of Capital) of at least $1.00.

                  4. Maintenance of Liquidity. At all times while this Agreement is in effect, if Capital is unable to make timely payment of any principal, interest or premium in respect of any Debt, Newcourt shall, at Capital's request, provide (or cause to be provided) to Capital on a timely basis, funds (which, if provided by Newcourt or any subsidiary of Newcourt, may be provided as an equity contribution, as a loan or otherwise, in each case, as elected by Newcourt) sufficient to make such payment.

                  5. Waiver. Newcourt hereby waives any failure or delay on the part of Capital in asserting or enforcing any of its rights or in making any claims or demands hereunder; provided that, in any case, Newcourt shall have no obligation under paragraph 4 hereof unless and until the request referred to therein is made.

                  6. Amendment and Termination. This Agreement may be amended or terminated by the parties hereto at any time in writing; provided that, so long as any series of Debt (or, if not issued as a series, any other Debt) incurred, assumed or guaranteed by Capital prior to such amendment or termination remains outstanding, no such amendment which adversely affects the holders of such series of Debt (or, if not issued as a series, such other Debt) or any such termination shall become effective with respect to such series of Debt (or such other Debt) unless (i) at least two nationally recognized statistical rating agencies that have rated such series of Debt (or such other Debt) prior to such amendment or termination confirm in writing that their ratings for such series of Debt (or such other Debt) in effect immediately prior to such amendment or termination will not be downgraded as a result of such amendment or termination (or, in the case of any such series of Debt

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(or such other Debt) that is not so rated, such series of Debt (or such other
Debt) shall be treated in the same manner as any series of similar Debt (or other similar Debt) that is so rated); or (ii) such series of Debt (or such other Debt) shall have been defeased in accordance with the provisions of the instrument evidencing such series of Debt (or such other Debt) or any indenture or similar instrument relating thereto; or (iii) the holders of at least a majority of the outstanding principal amount of such series of Debt consent (or, with respect to any Debt not issued as a series, the holder of such Debt consents) in writing to such amendment or termination.

                  7. Rights of Holders of Debt. All holders of Debt incurred, assumed or guaranteed by Capital during the term of this Agreement or incurred, assumed or guaranteed by Capital prior to the date hereof shall be intended third-party beneficiaries of this Agreement; provided that the third-party beneficiary rights of any such holder shall be limited to (i) the right to demand that Capital enforce Capital's rights under paragraphs 2, 3 and 4 of this Agreement and (ii) the right to proceed against Newcourt on behalf of Capital to enforce Capital's rights under paragraphs 2, 3 and 4 of this Agreement for the benefit of Capital if Capital fails or refuses to take timely action to enforce Capital's rights hereunder following demand for such enforcement by such holder.

                  8. Not a Guaranty. Notwithstanding any other provision of this Agreement, this Agreement, its provisions and any actions taken pursuant hereto by Newcourt shall not constitute or be deemed to constitute a direct or indirect guaranty by Newcourt of any Debt or other obligation or liability of any kind or character whatsoever of Capital, and no holder of any such Debt, obligation or liability shall have any right to proceed directly against Newcourt to obtain any amount due with respect to any such Debt, obligation or liability including, without limitation, any principal thereof or interest or premium thereon.

                  9. Successors or Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
                  10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (excluding its rules regarding conflicts of laws other than as set forth in Section 5-1401 of the New York General Obligations Law).

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                  IN WITNESS WHEREOF, Newcourt and Capital have executed and delivered this Agreement as of the day and year first above written.

                                          NEWCOURT CREDIT GROUP INC.

ATTEST:

                                          By Daniel A. Jauernig
                                             __________________________________


Charles L. Halam-Andres
_______________________

                                          AT&T CAPITAL CORPORATION

ATTEST:

                                          By Glenn A. Votek
                                             __________________________________


Glen J. DuMont
________________________





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